Exhibit 10.4

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of August 11, 2026, is made by and between ARC Group International Ltd. (the “Investor”), and Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to Four Million Five Hundred Thousand Dollars ($4,500,000) of the Company’s common stock, par value US$0.001 per share (the “Common Stock”); and

WHEREAS, the shares of Common Stock are listed for trading on the Principal Market under the symbol “LVLU”; and

WHEREAS, the offer and sale of the Shares (as defined below) issuable hereunder to the Investor will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of shares of Common Stock to be made to the Investor hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

“Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice.

“Advance Date” shall mean the date of the delivery of the Shares issuable in respect of the applicable Advance Notice.

“Advance Halt” shall have the meaning set forth in Section 2.05(b).

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor while no other Advance is ongoing pursuant to any Advance Notice.

“Advance Notice Confirmation” shall have the meaning set forth in Section 2.03(a).

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.03 of this Agreement) to the Investor an Advance Notice, as applicable, subject to the terms of this Agreement.

“affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Law(s)” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

“Black Out Period” shall have the meaning set forth in Section 6.02(a).

“Board of Directors” means the Board of Directors of the Company.

“Broker-Dealer” means the Investor’s broker-dealer as specified in the Transfer Agent Deliverables.

“Buy-In” shall have the meaning set forth in Section 2.06(a).

“Buy-In Price” shall have the meaning set forth in Section 2.06(a).

“Closing” shall have the meaning set forth in Section 2.05.

“Commitment Amount” shall mean Four Million Five Hundred Thousand United States Dollars ($4,500,000) of Common Stock.

“Commitment Fee Shares” shall have the meaning set forth in Section 13.04(b).

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

“Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.01(b).

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01

“Confidential Information” means all confidential, proprietary or non-public information, documentation or data (whether written, oral or electronic communications) regarding the Company or any of its affiliates received by an Investor or its representatives, in each case, regardless of whether or not such information, documentation or data is marked or otherwise identified as “confidential”. Confidential Information also includes information of third parties where the Company and its affiliates have an obligation of confidentiality with respect to such information. Confidential Information will not, however, include information which (a) is or becomes publicly available other than as a result of a disclosure by an Investor or its representatives in violation of this Agreement, (b) is or becomes available to an Investor or any of its Representatives on a non-confidential basis from a third-party or (c) is or has been independently developed by an Investor and/or its representatives without use of or reference to any Confidential Information.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Value Traded” means the product obtained by multiplying the daily trading volume of the shares of Common Stock on the Principal Market or Trading Market, as applicable, during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market or Trading Market during regular trading hours.

“DTC” means the Depository Trust Company.

“DWAC Shares” means the Shares acquired or purchased by the Investor pursuant to this Agreement (a) that the Investor has resold in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement before the delivery of the Transfer Agent Confirmation regarding the resale of such Shares in accordance with this Agreement, and (b) about which the Investor has (i) delivered to the Company and the transfer agent to the Company (A) the Transfer Agent Confirmation relating to such Shares and (B) a customary  representation letter from the Investor, and, if requested by the transfer agent, its broker, confirming, among other things, the resale of such Shares  in the manner described in clause (a) of this definition of DWAC Shares (including confirmation of compliance with any relevant prospectus delivery requirements), and (ii) delivered to the transfer agent instructions for the delivery of such Shares  to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables, which Shares will be in the hands of the persons who purchase such or Shares from the Investor in the manner described in clause (a) of this definition of DWAC Shares, freely tradable and transferable without restriction on resale and without stop transfer instructions maintained against the transfer thereof.

“Effective Date” means the date a Registration Statement is declared effective.

“Effectiveness Deadline” shall have the meaning set forth in Section 6.01(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” shall have the meaning set forth in Section 6.01(a).

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01(a).

“Initial Registration Statement” shall have the meaning set forth in Section 6.01(a).

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01(a).

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” shall be, an amount equal to the lesser of (i)  75% of the average of the Daily Value Traded of the shares of Common Stock over the 10 Trading Days immediately preceding the date an Advance Notice is delivered, or (ii) $2,250,000; provided, however, that the Investor reserves the right to waive any Drawdown requirements on a per Advance Notice basis in its sole discretion; provided, however, that the parties hereto may modify the aforementioned conditions by mutual prior written consent; provided that in no event shall the Maximum Advance Amount exceed $2,250,000.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Ownership Limitation” shall have the meaning set forth in Section 2.04(a).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the shares of Common Stock.

“Pricing Period” shall mean, in respect of any Advance, the three (3) Trading Days commencing on the date of the Investor’s receipt of the Advance Notice.

“Principal Market” shall mean the Nasdaq Capital Market.

“Purchase Price” shall mean, collectively, the Purchase Price (Regular Drawdown) and Purchase Price (Rapid Drawdown).

“Purchase Price (Regular Drawdown)” shall mean 96% of the lowest VWAP of the shares of Common Stock during the applicable Pricing Period.

“Purchase Price (Rapid Drawdown)” shall mean 90% of the VWAP of the shares of Common Stock on the same Trading Day the Advance Notice (Rapid Drawdown) is received (if received by 8:30 a.m. Eastern Time), or on the immediately following Trading Day if received after 8:30 a.m. Eastern Time, subject to mutual consent between the Company and the Investor.

“Registrable Securities” shall mean (i) the Commitment Fee Shares, (ii) the Shares,  and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.04(b).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, including a post-effective amendment to the Company's registration statement on Form S-3 (File No. 333-297232) filed with the SEC on July 2, 2026 and declared effective by the SEC on July 14, 2026 at 4:00 p.m., and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Required Delivery Date” means any date on which the Company or its transfer agent is required to deliver shares of Common Stock to Investor hereunder.

“Rule 144 Holding Period” means six months from the date of issuance of any shares of Common Stock issuable hereunder or such date as shall be required to comply with Rule 144 of the Securities Act.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, Cuba, Iran, North Korea,  and Syria (before July 1, 2025)).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.04.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Date” shall mean the 3rd Trading Day after expiration of the applicable Pricing Period for each Advance or if the Investor shall not have sold all of the shares of Common Stock in respect of such Advance the Trading Day following the date the Investor shall have sold all of the shares in respect of such Advance.

“Settlement Document” shall have the meaning set forth in Section 2.05(a).

“Shares” shall mean the shares of Common Stock to be issued to the Investor from time to time hereunder pursuant to an Advance.

“Trading Day” shall mean any day during which the Principal Market or Trading Market shall be open for business.

“Trading Market” shall mean the New York Stock Exchange, the NYSE American LLC, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Nasdaq Global Market Composite, the NYSE Euronext, OTCQX, OTCQB, OTCID, Pink Limited Market, whichever is at the time the principal trading exchange or market for the shares of Common Stock.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Transfer Agent Confirmation” means a written confirmation sent by the Investor to the transfer agent that sets forth the number of DWAC Shares that have been resold, and the date(s) of such resales.

“Transfer Agent Deliverables” shall have the meaning set forth in Section 2.03(b).

“VWAP” means, for any Trading Day, the daily volume weighted average price of the shares of Common Stock for such Trading Day on the Principal Market or Trading Market from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price; provided, however, that upon the occurrence of an Advance Halt due to a Material Outside Event, the VWAP calculation shall terminate as of the effective time of the Material Outside Event.

ARTICLE II

ADVANCES

Section 2.01 Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the terms set forth herein. The Investor reserves the right to waive any Drawdown requirements on a per Advance Notice basis.

Section 2.02 Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

a.

The Company shall, in its sole discretion, select the amount of the Advance, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

b.	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.
c.	The Advance Notice shall be valid upon delivery to Investor in accordance with Exhibit C.
d.	Notwithstanding anything in this Agreement to the contrary:
i.

In the event no Advance is ongoing pursuant to a valid Advance Notice at the time the Company delivers an Advance Notice to the Investor, (i) such Advance Notice shall be deemed and treated as an Advance Notice (Regular Drawdown), and (ii) the Purchase Price applicable to such Advance shall be the Purchase Price (Regular Drawdown).

ii.

In the event the Company delivers an Advance Notice to the Investor on or prior to the Settlement Date of an ongoing Advance, (i) such subsequent Advance Notice shall be deemed and treated as an Advance Notice (Rapid Drawdown), (ii) the number of shares of Common Stock subject to such Advance Notice (Rapid Drawdown) shall be a number mutually agreed upon by the Company and the Investor, and (iii) the Purchase Price applicable to such subsequent Advance shall be the Purchase Price (Rapid Drawdown).

Section 2.03 Date of Delivery of Advance Notice; Issuance of Shares.

a.

An Advance Notice shall be deemed delivered on the day it is received by the Investor if such notice is received by email prior to 8:30 a.m. Eastern Time for an Advance Notice (Regular Drawdown), and prior to 9:00 a.m. Eastern Time for an Advance Notice (Rapid Drawdown) (or later if waived by the Investor in its sole discretion) in accordance with the instructions set forth on Exhibit C. Following the receipt of such Advance Notice the Investor shall promptly provide the Company with a confirmation of its receipt of such Advance Notice, which receipt may be in the form of an email (each, an “Advance Notice Confirmation”).

b.

Promptly after receipt of the Advance Notice with respect to each Advance (and, in any event, not later than 2 Trading Days after such receipt), the Company will, or will cause its transfer agent to, issue in the Investor’s name in a DRS account or accounts at the transfer agent all the Shares purchased by Investor pursuant to such Advance. Such Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing such Shares shall bear a restrictive legend as required under the Securities Act. Notwithstanding the foregoing, if the Investor is to resell the Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement after the delivery of such Shares to the Investor and otherwise in compliance with this Agreement,  prior to the delivery by the Investor to the Company of the applicable Advance Notice Confirmation, the Investor shall concurrently with the delivery by the Investor to the Company of such Advance Notice Confirmation deliver to the transfer agent the items set forth in clause (b) of the definition of DWAC Shares with respect to such resold Shares and such other items as the transfer agent may reasonably request (collectively, the “Transfer Agent Deliverables”). With respect to Shares to be resold by the Investor as described in the preceding sentence and as to which the Investor has timely delivered the Transfer Agent Deliverables with respect to such Shares, such securities shall be delivered and credited by the transfer agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such securities at the time such securities would otherwise have been required to be delivered to the Investor in accordance with this Agreement, which securities (x) shall only be used by the Investor’s Broker-Dealer to deliver such securities to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Shares, which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Shares delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of Shares, including its positions with the Broker-Dealers of the respective persons who purchase such securities from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered. The Company and the Investor acknowledge that such Shares credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Shares or their respective Broker-Dealers as DWAC Shares.  No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

Section 2.04 Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final amount of an Advance pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:

a.

Ownership Limitation; Commitment Amount. In no event shall the number of Shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates as a result of previous issuances and sales of Shares to Investor under this Agreement to exceed 4.99% of the then issued and outstanding shares of Common Stock (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation, or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

b.

Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event only after the Investor’s receipt of the applicable Shares.

c.

Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of shares of Common Stock pursuant to such Advance Notice in accordance with the terms of this Agreement and, subject to Applicable Law and Section 3.08 (Trading Activities), the Investor may sell shares of Common Stock during the Pricing Period only after the Investor’s receipt of the applicable Shares.

Section 2.05 Closings. The closing of each Advance and each sale and purchase of Shares related to each Advance (each, a “Closing”) shall take place on the applicable Settlement Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the shares of Common Stock that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, and subject to Section 2.02(c) of this Agreement, the Company and the Investor shall fulfill each of its obligations as set forth below:

a.

On the Settlement Date in respect of an Advance, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.04), the applicable Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP of the shares of Common Stock for each of the Trading Days during the applicable Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.  The Investor shall pay to the Company the aggregate Purchase Price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing, and transmit notification to the Company that such funds transfer has been requested.

b.

Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event set forth in Section 6.08(i) through (v) has occurred or if the Material Outside Event set forth in Sections 6.08(vi) or (vii) shall have occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end (the “Advance Halt”) and the final number of Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

c.

On or prior to the Settlement Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

 Section 2.06 Failure to Timely Deliver.

a.

If on or prior to the Required Delivery Date either (I) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to Investor and register such Shares on the Company’s share register or, if the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of Investor or Investor’s designee with DTC for the number of Shares to which Investor submitted for legend removal by Investor pursuant to clause (ii) below or otherwise or (II) if the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, the transfer agent fails to credit the balance account of Investor or Investor’s designee with DTC for any Shares submitted for legend removal by Investor, in each case, if and only if the Investor has delivered the Transfer Agent Deliverables in accordance with the requirements of Section 2.03(b) above, and the Company fails to promptly, but in no event later than 2 Trading Days (x) so notify Investor and (y) deliver the Shares electronically without any restrictive legend in accordance with the requirements of Section 2.03(b) above, and if on or after such Trading Day Investor purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by Investor of Shares submitted for legend removal by Investor that Investor is entitled to receive from the Company (a “Buy-In”), then, provided that Investor has used its commercially reasonable efforts to purchase such Shares at then prevailing market prices, the Company shall, within one (1) Trading Day after Investor’s request and in Investor’s discretion, either (i) pay cash to Investor in an amount equal to Investor’s total purchase price (including brokerage commissions, borrow fees and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Investor a certificate or certificates or credit the balance account of Investor or Investor’s designee with DTC representing such number of Shares  that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares that the Company was required to deliver to Investor by the Required Delivery Date multiplied by (B) the price at which Investor sold such Shares in anticipation of the Company’s timely compliance with its delivery obligations hereunder. Nothing shall limit Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares (or to electronically deliver such Shares) as required pursuant to the terms hereof. For the avoidance of doubt, any failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions to permit delivery to the Investor shall not be grounds for Buy-In or considered to be a failure by the Company.

b.

In the event the Investor sells Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.03, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including, without limitation, all brokerage commissions, borrow fees, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.07 Return of Surplus. If the value of the Shares delivered to the Investor causes the Company to exceed the Commitment Amount, then the Investor shall return to the Company the surplus amount of Shares associated with such Advance.

Section 2.08 Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, the Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Section 2.09 Exchange Cap. Notwithstanding anything to the contrary in this Agreement, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase shares of Common Stock under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under this Agreement (including all of the Registrable Securities) would exceed 19.99% of the issued and outstanding shares of Common Stock as of the date of this Agreement (the “Exchange Cap”); provided, however, that, the Exchange Cap will not apply if the Company obtains the requisite stockholder approval under applicable rules of the Principal Market.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Notice Date and each Advance Date:

Section 3.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the shares of Common Stock of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of shares of Common Stock hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is acquiring the shares of Common Stock for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the shares of Common Stock for any minimum or other specific term and reserves the right to dispose of the shares of Common Stock at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein.

Section 3.05.  Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 3.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with and/or have had access to all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision, including without limitation, the SEC Documents. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby. The Investor acknowledges that it has reviewed or has access to the SEC Documents, including without limitation, the Form 10-K for the year ended December 28, 2025 filed with the SEC on March 30, 2026 and the Form 10-Q for the quarter ended March 29, 2026 filed with the SEC on May 13, 2026, including without limitation the risk factors contained therein.

Section 3.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08 Trading Activities. The Investor’s trading activities with respect to the shares of Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market or Trading Market. Neither the Investor nor its affiliates has any open short position in the shares of Common Stock, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the shares of Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the shares of Common Stock during the term of this Agreement.

Section 3.09 General Solicitation. The Investor is not purchasing the Shares as a result of general solicitation or general advertising. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the shares of Common Stock by the Investor.

Section 3.10 Organization. The Investor is organized in Cayman Islands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and each Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01 Organization and Qualification. The Company is an entity duly organized and validly existing under the laws of its jurisdiction of organization or incorporation and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Board of Directors and no further consent or authorization will be required by the Company, its Board of Directors or its stockholders (except as otherwise contemplated by this Agreement). This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company (with respect to consummation, as the same may be amended from time to time prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a Material Adverse Effect.

Section 4.04 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the past two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, and none of the SEC Documents, when viewed as a whole as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, except as may be otherwise noted in the SEC Documents. As of their respective dates (or, with respect to any financial statements that have been amended or superseded, the date of such amended or superseding financial statements), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.05 Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 15,000,000 shares of Common Stock and 500,000 shares of preferred stock, of which as of the date hereof, (A) 2,871,986, shares of Common Stock are issued and outstanding, and (B) zero shares of preferred stock are issued and outstanding.  As of the date hereof, 302,472 shares of Common Stock reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock.  “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, shares of Common Stock, stock options, restricted stock units and performance share units).

Section 4.06 Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. Except as would not cause a Material Adverse Effect, the Company has not received written notice of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets. Except as would not cause a Material Adverse Effect, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company regarding any material trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07 Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08 (Reserved.)

Section 4.09 (Reserved.)

Section 4.10 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.12 Internal Accounting Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.13 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-

regulatory organization or body pending against or affecting the Company, or the shares of Common Stock, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14 Subsidiaries. Except as set forth in the SEC Documents, as of the date hereof, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.15 Tax Status. Except as would not have a Material Adverse Effect, or except as set forth in the SEC Documents, the Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.16 Certain Transactions. Except as (i) set forth in the SEC Documents or (ii) not required to be disclosed pursuant to Applicable Law (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time), none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.17 (Reserved.)

Section 4.18 Dilution. The Company is aware and acknowledges that the issuance of the Shares hereunder could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.19 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Shares pursuant to any Advances would violate any rules of the Principal Market or Trading Market.

Section 4.20 Sanctions Matters. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is a Person that is, or is owned or controlled by a Person that is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time:

a.	the subject of any Sanctions; or

b.

has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, Cuba, Iran, North Korea, and Syria (before July 1, 2025)).

Section 4.21 DTC Eligibility. The Company, through the transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the shares of Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification.

a.

Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, to the extent permitted by law, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is the direct result of the fraud, gross negligence, bad faith  or intentional misconduct of the Investor (as determined by a final non-appealable judgment of a court having jurisdiction over such matter). To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

b.	Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the

Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, stockholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnitee” and collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due, subject to receipt by the indemnifying party of an undertaking to repay any amounts that such party is ultimately not entitled to receive as indemnification pursuant to this Agreement.

Section 5.03 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.04 Limitation of Liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

ARTICLE VI

COVENANTS

Section 6.01 Registration Statement.

a.

Filing of a Registration Statement. No later than the date that is 45 calendar days following the date hereof (the “Filing Deadline”), the Company shall have prepared and filed with the SEC, a Registration Statement for the resale by the Investor of Registrable Securities (the “Initial Registration Statement”) and shall file one or more additional Registration Statements for the resale by Investor of Registrable Securities if necessary; provided, however, that the Company may delay filing the Initial Registration Statement or one or more additional Registration Statements or any amendments thereto if the Company determines in its sole discretion in good faith that not filing is necessary to delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, in which case the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period or periods of not more than 60 days. The Company shall use its commercially reasonable  efforts to have such Registration Statement declared effective as soon as possible following the filing thereof (the “Effectiveness Deadline”). The Company acknowledges and agrees that it shall not have the ability to request any Advances until the effectiveness of a Registration Statement registering the applicable Registrable Securities for resale by the Investor.

b.

Maintaining a Registration Statement. After the Effective Date, other than as provided for in Schedule 6.01(b), the Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.08 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the shares of Common Stock shall cease to be authorized for listing on the Principal Market or Trading Market, (iii) the shares of Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

c.

Filing Procedures. Not less than one Trading Day prior to the filing of a Registration Statement and not less than one Trading Day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor pursuant to Section 6.13, the information provided to Investor will be kept strictly confidential until filed and treated as subject to Section 6.08). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

d.

Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the shares of Common Stock owned by the Investor pursuant to a Registration Statement. Filing of the foregoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

e.

Amendments and Other Filings. The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective (other than as provided for in Schedule 6.01(b)) at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information), and (iv) comply with the provisions of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement until such time as all of such Shares shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K or Form 8-K or any analogous report under the Exchange Act, the Company shall use commercially reasonable efforts to file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

f.

Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Law, (i) register and qualify the Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

a.

Establishment of a Black Out Period. During the Commitment Period, the Company may from time to time suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”). With respect to any updated registration statement or post-effective amendment to the registration statement, such blackout period shall continue until such time as the registration statement or post-effective amendment thereto has been filed and declared effective by the SEC.

b.	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any shares of Common Stock of the Company.
c.

Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 60 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the

Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03 Listing of the shares of Common Stock. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market or other Trading Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. So long as there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the shares of Common Stock) cause legal counsel for the Company to deliver to the transfer agent for the shares of Common Stock (with a copy to the Investor) instructions to issue shares of Common Stock to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law and the Investor has provided the Transfer Agent Deliverables with respect to such shares of Common Stock required by this Agreement.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of shares of Common Stock (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC or other Federal or state governmental authority investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the shares of Common Stock for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; in which case the Company will prepare and promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any Advance Notice (other than as required pursuant to Section 2.05(b)), during the continuation of any of the foregoing events in clauses (i) through (v) above, or in the event that (vi) there shall be no bid for the shares of Common Stock on the Principal Market or Trading Market for a period of 15 consecutive minutes at any time during the applicable Pricing Period or (vii) there shall be a “trading halt” or circuit breaker” event with respect to the shares of Common Stock on the Principal Market or Trading Market during the applicable Pricing Period (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.05 hereof, and all Shares issuable in connection with such Advance have been received by the Investor.

Section 6.10 Issuance of shares of Common Stock. The issuance and sale of shares of Common Stock to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act and any applicable state securities law.

Section 6.11 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act, with the exception of any open market purchases made within the safe harbor provided by Rule 10b-18 under the Exchange Act. The Investor shall comply with all laws and orders, judgments and decrees applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, the rules and regulations of FINRA, and all applicable state securities or “Blue Sky” laws.

Section 6.12 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market or Trading Market, or (vii) filing fees of the SEC and the Principal Market or Trading Market.

Section 6.13 Material Non-Public Information. The Company shall not, and the Company shall cause each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and must include an agreement to keep such information confidential until publicly disclosed or 45 days have passed); it being understood that the mere notification of Investor required pursuant to Section 6.08(iv) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall use its commercially reasonable efforts to publicly disclose, no later than 45 days following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company.

Section 6.14 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a stockholders meeting or corporate action date, or the record date for any stockholders meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.15 Use of Proceeds. The Company will use the proceeds from the sale of the shares of Common Stock hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.16 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.17 Aggregation. From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the shares of Common Stock by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market or Trading Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market or Trading Market.

Section 6.18 Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in accordance with the terms of the Transaction Documents. For the avoidance of doubt, nothing in this Section 6.18 shall restrict or impair the Company’s ability to conduct any “at the market offering” (as defined in Rule 415 under the Securities Act).

Section 6.19 Integration. From and after the date of this Agreement, neither the Company, nor any of its Affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that when combined with the offering of securities hereunder would require registration of the offer and sale of any of the securities under the Securities Act prior to the issuance of securities hereunder.

Section 6.20 (Reserved.)

Section 6.21 DTC. The Company shall take all commercially reasonable action required to ensure that its shares of Common Stock can be transferred electronically through DTC after the Shares have been delivered to the Investor as DWAC Shares if the Transfer Agent Deliverables with respect to such shares of Common Stock have been provided by the Investor.

Section 6.22 Confidential Information. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws; provided, however that a party may disclose Confidential Information that is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

Section 6.23 Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11.02, the Investor and its shareholders, directors, officers, employees, agents, representatives and affiliates, whether for their own accounts or the accounts of any other person, shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the shares of Common Stock (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the shares of Common Stock; provided, however, that upon receipt of a valid Advance Notice, the Investor may sell shares of Common Stock that the Investor is obligated to purchase under such Advance Notice prior to taking possession or delivery of such shares of Common Stock.

Section 6.24 Use of Name. The Company shall not, directly or indirectly, use the names “Arc Group International”, “Arc Group”, or “Arc”, or any derivations thereof, or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, Registration Statement and other materials that are required by applicable laws or pursuant to the disclosure requirements of the SEC or any state securities authority, including for the avoidance of doubt a cleansing release following the execution of this Agreement.

ARTICLE VII

CONDITIONS FOR DELIVERY OF ADVANCE NOTICE

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

a.

Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects, other than to the extent which does not have, or which would not have a Material Adverse Effect.

b.

Registration of the shares of Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Registrable Securities and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

c.

Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

d.	No Material Outside Event or Material Adverse Effect. No Material Outside Event or Material Adverse Effect shall have occurred and be continuing.
e.

Performance by the Company. Unless waived in advance by the Investor, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date including, without limitation, the delivery of all shares of Common Stock issuable pursuant to all previously delivered Advance Notices and the issuance of all Commitment Fee Shares previously required to be issued to Investor (for the avoidance of doubt, if the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement at the time of the applicable Condition Satisfaction Date, but did not comply with any timing requirement set forth herein, then this condition shall be deemed satisfied unless the Investor is materially prejudiced by the failure of the Company to comply with any such timing requirement). When so requested, and following such Rule 144 Holding Period and delivery of any required documents and representations from the Investor, the Company will ensure that its legal counsel provides the Investor with a Rule 144 legal opinion regarding the Commitment Fee Shares.

f.

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

g.

No Suspension of Trading in or Delisting of the shares of Common Stock. The shares of Common Stock are quoted for trading on the Principal Market or a Trading Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market or a Trading Market.

h.

Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Shares issuable pursuant to each Advance Notice.

i.	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.
j.	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Pricing Period for all prior Advances has been completed.

Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

k.

the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect, other than to the extent which does not have, or which could not have a Material Adverse Effect and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive Trading Days;

l.	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;
m.

if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

n.

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company for so long as such order, decree or similar action remains in effect;

o.	if at any time the Company is not eligible or is unable to transfer its Shares to Investor, including, without limitation, electronically through DTC’s Deposit/Withdrawal At Custodian system;
p.	the Shares shall not have been approved by the Investor’s prime broker or designated clearing firm for deposit to its account with the Depository Trust Company system; or
q.	another Advance shall be outstanding, unless the Company and the Investor shall have mutually agreed to permit another Advance.

ARTICLE VIII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof or, with the Investor’s consent pursuant to Section 6.01(c) and 6.13, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) directly or indirectly to the Investor or its affiliates, without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

ARTICLE IX

NON-EXCLUSIVE AGREEMENT

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, if permitted by the terms of the Agreement, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by shares of Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

ARTICLE X

CHOICE OF LAW/JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

ARTICLE XI

ASSIGNMENT; TERMINATION; OPTION

Section 11.01 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 11.02 Termination.

a.

Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the day that is the 36-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for shares of Common Stock equal to the Commitment Amount.

b.

The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that there are no outstanding Advance Notices that have not been completed.  This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

c.

If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (as described in Sections 7.01(l), 7.01(m) and 7.01(n) hereof), this Agreement shall automatically terminate without further action or notice by any Person; provided that, in connection with a proceeding described in Sections 7.01(l), 7.01(m) and 7.01(n) hereof, this Agreement shall only terminate if any such proceeding shall continue for sixty (60) days without being dismissed, bonded or discharged.

d.	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the

Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Section 11.03 Option.  The Company shall have the option to enter into a subsequent purchase agreement with the Investor for up to an additional commitment amount of Five Million Five Hundred Thousand Dollars ($5,500,000) subsequent to the termination of this Agreement upon either the conclusion of the Commitment Period or upon the consummation by the Company of the issuance to the Investor of shares of Common Stock equal to the Commitment Amount pursuant to Advances made pursuant to the terms of this Agreement.  If the Company exercises such option and the Company and Investor enter into a subsequent purchase agreement such subsequent purchase agreement shall be on substantially the same terms as this Agreement; provided, however that there shall be no commitment fee payable by the Company to the Investor in the form of cash or commitment fee shares.

ARTICLE XII

NOTICES

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.03 in accordance with Exhibit C, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) days after being sent by U.S. certified mail, return receipt requested, (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit C hereof) shall be:

E-mail (required): legal@lulus.com
If to the Company, to:	Lulu’s Fashion Lounge Holdings, Inc. 495 Ryan Avenue, Suite 125 Chico, California 95973 Attention: Legal Telephone: (415) 425-6164 E-mail (required): legal@lulus.com

With a Copy (which shall not constitute notice or delivery of process) to:	Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street, Suite 1100 Miami, Florida 33131 Attention: Christina C. Russo, Esq. and Esther L. Moreno, Esq.

If to the Investor(s):	ARC Group International Ltd. 10 East 53rd St, Suite 3001 New York, NY 10022 Attention: Mac McDonald Email: Mac.McDonald@arc-group.com

With a Copy (which shall not constitute notice or delivery of process) to:	Lucosky Brookman LLP 101 Wood Avenue South Fifth Floor Woodbridge, New Jersey 08830 Attention: Rodrigo Sanchez, Esq. Telephone: (732) 395-4417 Email: rsanchez@lucbro.com

Either party may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 13.03 Reporting Entity for the shares of Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the shares of Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04 Expenses; Commitment Fee Shares

a.

Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall be responsible for all of Investor’s legal fees (and will provide proof of any retainer payments and engagement letters to the extent requested), which shall not exceed $30,000 in the aggregate, and Investor acknowledges and agrees that the Company has already paid $10,000 of such aggregate amount prior to the date hereof.

b.

In consideration for the parties mutual covenants and agreements contained herein and their respective execution and delivery of this Agreement, following the execution and delivery of this Agreement and two trading days following the filing of the Company's Form 10-Q for the quarter ended June 28, 2026, the Company shall issue or cause to be issued to the Investor on the date thereof, as a commitment fee, shares of Common Stock (the “Commitment Fee Shares”) which shall bear a standard restrictive legend. The initial amount of Commitment Fee Shares (the “Initial Commitment Fee Share Amount”), shall be determined by dividing $200,000 by the average VWAP of the shares of Common Stock for the 10 Trading Days immediately preceding the date hereof (the “Initial Commitment Fee Share Reference Price”).

Section 13.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:	/s/ Crystal Landsem
Name:	Crystal Landsem
Title:	Chief Executive Officer

INVESTOR:

ARC GROUP INTERNATIONAL LTD.

By:	/s/ Abraham Cinta
Name:	Abraham Cinta
Title:	Chief Executive Officer

EXHIBIT A

ADVANCE NOTICE

Arc Group International Ltd.

Dated: ______________ Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of shares of Common Stock of Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Purchase Agreement, dated as of August 11, 2026 (the “Agreement”), as follows:

1	The undersigned is the duly elected ______________ of the Company.
2	There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.
3	All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.
4	The amount of Shares issued in respect of such Advance is:
5	The number of shares of Common Stock of the Company issued and outstanding as of the date hereof is ___________.
6	The Pricing Period shall be three (3) Trading Days.

The undersigned has executed this Advance Notice as of the date first set forth above.

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

LULU’S FASHION LOUNGE HOLDINGS, INC.

Attn:

Email:

Subject:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	Amount of Advance requested in the Advance Notice:
2.	Adjusted Advance (after taking into account any adjustments pursuant to Section 2.04):
3.	[Lowest VWAP during Pricing Period/ (Regular Drawdown)][Daily VWAP (Rapid Drawdown]:
4.	Purchase Price:
5.	Number of Shares issued to Investor:
Sincerely,

ARC GROUP INTERNATIONAL LTD.

By:
Name:
Title:

Agreed and Approved:

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT C

VIA EMAIL

Email:

Subject: ELOC: LULU’S FASHION LOUNGE HOLDINGS, INC.
Advance Notice

Below please find the Advance Notice Date of:

1.	Amount of Advance Shares:
2.	Time of Advance:

SCHEDULE 1

Authorized Representatives

The following individuals may execute Advance Notices:

Crystal Landsem, CEO

Heidi Crane, CFO